Exhibit 21.1
Subsidiaries of Grubb & Ellis Company

Subsidiaries	State of Incorporation

1. Grubb & Ellis Advisers of California, Inc.	California
2. Grubb & Ellis Affiliates, Inc.	Delaware
3. Grubb & Ellis of Arizona, Inc.	Washington
4. Grubb & Ellis Europe, Inc.	California
5. Grubb & Ellis Institutional Properties, Inc.	California
6. Grubb & Ellis Management Services, Inc. (“GEMS”)	Delaware
Subsidiaries of Grubb & Ellis Management Services, Inc.:
a. Grubb & Ellis Management Services of Michigan, Inc. (“GEMS of Michigan”)	Michigan
b. Grubb & Ellis Management Services of Canada, Inc.	Canada
c. GEMS Mexicana, S. DE R.L. DE C.V.	Mexico
d. GEMS of Sweden, AB	Sweden
e. GEMS Korea, LLC	Korea
f. Middle East Real Estate Services, LLC	Delaware
7. Grubb & Ellis Mortgage Group, Inc.	California
8. Grubb & Ellis New York, Inc.	New York
9. Grubb & Ellis of Michigan, Inc.	Michigan
10. Grubb & Ellis of Nevada, Inc.	Nevada
11. Grubb & Ellis Consulting Services Company	Florida
Subsidiaries of Grubb & Ellis Consulting Services Company:
a. Landauer Hospitality International, Inc.	Delaware
b. Landauer Securities, Inc.	Massachusetts
12. HSM Inc.	Texas
13. Wm. A. White/Grubb & Ellis, Inc.	New York
14. GERA Property Acquisition LLC	Delaware
Subsidiaries of GERA Property Acquisition LLC
a. GERA 6400 Shafer LLC	Delaware
b. GERA Abrams Centre LLC	Delaware
c. GERA Danbury LLC	Delaware

Subsidiaries	State of Incorporation

15. NNN Realty Advisors, Inc.	Delaware
a. Grubb & Ellis Realty Investors, LLC	Virginia
Subsidiaries of Grubb & Ellis Realty Investors, LLC
1. NNN/ROC Apartment Holdings, LLC	Virginia
2. NNN Collateralized Senior Notes, LLC	Delaware
3. NNN Mission Residential Holdings, LLC	Virginia
4. Grubb & Ellis Healthcare REIT Advisor, LLC	Delaware
5. Grubb & Ellis Healthcare REIT Management, LLC	Virginia
6. Grubb & Ellis Apartment REIT Advisor, LLC	Virginia
7. Grubb & Ellis Apartment Management, LLC	Virginia
8. NNN Park At Spring Creek Leaseco, LP	Texas
9. NNN 6320 Lamar, LLC	Virginia
10. NNN Rocky Mountain Exchange, LLC	Virginia
11. NNN Met Center 10 SPE, LLC	Delaware
12. NNN Southpointe, LLC	Delaware
13. NNN/SOF Avallon Member, LLC	Delaware
a. NNN/SOF Avallon, LLC	Delaware
14. NNN 200 Galleria Member, LLC	Delaware
a. NNN 200 Galleria, LLC	Delaware
15. Grubb & Ellis Housing, LLC	Virginia
a. NNN St. Charles Leaseco, LLC	Delaware
b. NNN Sanctuary at Highland Oaks Leaseco, LLC	Delaware
b. Triple Net Properties Realty, Inc.	California
c. Grubb & Ellis Residential Management, Inc.	Delaware
d. Grubb & Ellis Alesco Global Advisors, LLC (“Alesco”)	California
e. Grubb & Ellis Securities, Inc.	California
f. Grubb & Ellis Investment Advisors, LLC	Delaware